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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2005, on our audit of the consolidated financial statements of First Security Bancorp as of December 31, 2004 and the year then ended, which is incorporated by reference in First Security Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BKD, LLP

Indianapolis, Indiana
May 23, 2005